Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration statement (Form S-8 No. 333-239769) pertaining to the 2013 Share Option Scheme and the 2013 Share Award Scheme of Kingsoft Cloud Holdings Limited,
(2)	Registration statement (Form S-8 No. 333-265051) pertaining to the 2021 Share Incentive Plan of Kingsoft Cloud Holdings Limited,
(3)	Registration statement (Form F-3 No. 333-286562) of Kingsoft Cloud Holdings Limited, and
(4)	Registration statement (Form S-8 No. 333-288423) pertaining to the 2021 Share Incentive Plan of Kingsoft Cloud Holdings Limited;

of our reports dated April 23, 2026, with respect to the consolidated financial statements of Kingsoft Cloud Holdings Limited and the effectiveness of internal control over financial reporting of Kingsoft Cloud Holdings Limited included in this Annual Report (Form 20-F) of Kingsoft Cloud Holdings Limited for the year ended December 31, 2025.

/s/ Ernst & Young Hua Ming LLP
Beijing, the People’s Republic of China
April 23, 2026